EXHIBIT 99.1

Sigma Additive Solutions Completes Acquisition of Travel Technology Company NextTrip Holdings

Sigma Additive Solutions Shareholders Approved Proposals Enabling Acquisition of NextTrip Holdings, Inc. on December 28, 2023

NextTrip Specializes in Using Proprietary Technology, Analytics and Strategic Partnerships to Provide Specialized Solutions in Leisure, Wellness and Business Travel

Santa Fe, NM – January 3, 2024 – Sigma Additive Solutions, Inc. (NASDAQ:SASI) (“Sigma”, “we,” “our,” or the “Company”) today announced the completion of its acquisition of NextTrip Holdings, Inc., a travel technology company based in Sunrise, Florida (“NextTrip”), through a previously announced share exchange. The acquisition, which was first announced October 2023, closed on December 29, 2023, at which time NextTrip became a wholly owned subsidiary of the Company. Additionally, effective upon closing of the acquisition, Jacob Brunsberg, President and Chief Executive Officer of Sigma, resigned from such roles, and Bill Kerby, Chief Executive Officer of NextTrip, was appointed a Chief Executive Officer of Sigma. Mr. Brunsberg will continue to serve as a director on Sigma’s board.

On December 28, 2023, at Sigma’s 2023 annual meeting of shareholders, Sigma shareholders voted to approve the issuance of shares of Sigma common stock associated with the acquisition of NextTrip, pursuant to the Share Exchange Agreement entered into with NextTrip and certain other parties in October 2023, and to further approve the terms of such Share Exchange Agreement.

“We are pleased to have received the overwhelming support of shareholders that voted for this transformative acquisition,” said Jacob Brunsberg, former President and Chief Executive Officer of Sigma.

“We look forward to integrating NextTrip in the near-term and working with the NextTrip team to increase shareholder value by providing a significant opportunity to participate in a leading travel brand with an array of product offerings and concierge services.”

Bill Kerby, Chief Executive Officer of NextTrip and the newly appointed Chief Executive Officer of Sigma, commented, “We thank everyone who participated in the meeting and vote, and believe the acquisition will maximize value for all shareholders. This transaction will allow NextTrip the ability to execute our strategic growth plans and expand our reach into new markets as part of a public company for the benefit of Sigma equity holders, while tying the issuance of additional earn out equity to clear business objectives for NextTrip. Our growth and expansion plans are highly focused on the roll out of key technology developments that will broaden our footprint as an innovative travel technology company specializing in using proprietary technology, analytics, and strategic partnerships to provide customized, unique and differentiated travel solutions in leisure, wellness, and business travel. As a public company with access to additional sources of capital, we will be focused on scaling our travel booking engine that, prior to the COVID-19 pandemic, had an over 6 million legacy customer database and generated over $400 million in bookings in 2019.”

Lyndsey North, President of NextTrip, commented, “This transaction is the capstone to a foundation-building 2023 for NextTrip, and we believe that it positions us for a transformational year ahead. Throughout the year we continued to position NextTrip as a significant player in the travel space, building over 200 direct relationships with blue-chip travel organizations, as well as major industry suppliers for air, hotel and other travel and travel-related services to ensure robust products and an offering of more than 2 million hotels worldwide. Our focus was on contracting and re-contracting with travel product suppliers and connecting APIs with vendors and suppliers. Our platform is now directly connected to top channel managers such as Dingus, HBSI and more. We also have in place a dedicated U.S.-based call center team with decades of product and destination knowledge.

“Our team has been diligently working on a comprehensive technology update and integration of our acquired scalable travel booking engine into the NextTrip ecosystem in preparation for its full launch. A soft launch in late November 2023 resulted in top-line revenue growth of over 75% vs the prior month. At go-live, we expect to have over 3 million properties available in more than 200 countries worldwide. Additionally, we have a curated collection of more than 200 of the most sought-after resorts in Mexico and the Caribbean that we intend to strategically scale. In the past several weeks, we have been beta testing the platform, technology, and connections. A marketing beta program received strong opens and conversions to bookings. We are now preparing to shift to the live production site and ramping up marketing to our 6+ million customer database, with a target launch in the next 30-60 days. Looking ahead into 2024, we are highly enthusiastic for our business and expect the launch and ramp of our booking platform will act as a significant accelerator for NextTrip,” concluded North.

Additional information about the acquisition and the terms thereof are included in the Current Reports on Form 8-K filed by Sigma with the Securities and Exchange Commission (SEC) on October 10, 2023 and January 3, 2024, as well as the Definitive Proxy Statement filed by Sigma with the SEC on December 1, 2023. Additional information about Sigma’s annual meeting of shareholders and items approved at thereat are included in the Current Report on Form 8-K filed by Sigma with the SEC on January 2, 2023, as well as the Definitive Proxy Statement filed by Sigma with the SEC on December 1, 2023.

Highlights of NextTrip & the Acquisition

●	As previously announced on October 13, 2023, Sigma entered into a Share Exchange Agreement with NextTrip and certain other parties, pursuant to which it agreed to acquire 100% of the capital stock of NextTrip in exchange for shares of Sigma common stock constituting 19.99% of its outstanding common stock at closing of the acquisition, plus additional contingent shares of Sigma common stock upon the achievement of post-closing milestone earnouts tied to the business performance of NextTrip.
●	Assuming all business milestones are achieved, NextTrip’s equity holders will receive a total of 6 million shares of Sigma common stock, resulting in existing Sigma holders retaining, on a pro forma basis, approximately 11.5% of the total outstanding shares.
●	At closing, Sigma President and CEO, Jacob Brunsberg, resigned from such roles (but will remain a director on the company’s board), and NextTrip CEO, William Kerby was appointed as CEO of the company. Additionally, Mark Ruport, chairman of the company’s board of directors, resigned, and Donald Monaco, who was designated by NextTrip, was appointed as a director and chairman to fill the vacancy created by Mr. Ruport’s resignation.
●	Going forward, the remaining board seats will continue to be filled by Sigma’s current directors during the realignment period, with NextTrip earning the right to designate additional board members and officers upon reaching business milestones in accordance with the Share Exchange Agreement.
●	The company intends to change its ticker symbol to “NTRP” in the near future, and subject to stockholder approval, to change the name of the company to NextTrip, Inc.
●	Lake Street Capital Markets acted as the financial advisor to Sigma in connection with the acquisition.
●	The acquisition provides the opportunity for NextTrip to become a publicly traded company on Nasdaq. The transaction will be transformational since, as a public company, NextTrip is expected to have access to additional sources of capital on more favorable terms to fund strategic growth initiatives, as well as the ability to tap into adjacent markets and more efficiently scale existing operations.
●	NextTrip recently completed the acquisition and integration of a scalable travel booking engine that, prior to the COVID-19 pandemic, had a 6 million + legacy customer database and generated over $400 million in bookings in 2019. The parties expect that the booking engine acquisition will act as a significant accelerator to the company’s business.
●	NextTrip has assembled a team with more than 100 years of combined travel experience that brings deep experience across key areas of the travel industry including online travel distribution, wholesale distribution and travel technology. We believe that the team’s strong relationships and industry experience serve as a catalyst for positioning NextTrip as a significant player in the travel space.
●	In 2023, NextTrip established more than 200 direct relationships with blue-chip travel organizations, as well as major industry suppliers for air, hotel and other travel and travel-related services to ensure robust products and an offering of more than 2 million hotels worldwide.
●	Following a period of strategic realignment which is tied to certain NextTrip business objectives, NextTrip’s potential future initiatives will be focused on driving the company’s renewed growth agenda, exploring strategic M&A to drive revenue synergies through the expansion of product and travel consumer offerings, and continuing to invest in the development of innovative technologies to connect travel customers for discovery and booking domestic and international destinations.

About NextTrip

NextTrip is a technology-driven platform delivering innovative solutions for business and leisure travel. NextTrip Leisure provides individual and group travelers with vacations to the most popular and sought-after destinations in Mexico, the Caribbean and across the world. NextTrip Business is an online corporate travel and expense management solution with a large inventory of travel options and discounted rates. NextTrip Solutions offers travel technologies that make the jobs of alternative lodging property managers, wholesalers, distributors and other travel industry players easier and more efficient. For more information and to book a trip, visit https://investors.nexttrip.com/.

About Sigma Additive Solutions

Sigma Additive Solutions, Inc. has historically been a provider of in-process quality assurance (IPQA™) solutions to the additive manufacturing industry. Sigma has specialized in the development and commercialization of real-time monitoring and analytics known as PrintRite3D® for 3D metal and polymer advanced manufacturing technologies. PrintRite3D detects and classifies defects and anomalies real-time during the manufacturing process, enabling significant cost-savings and production efficiencies by reducing waste, increasing yield, and shortening cycle times.

As previously disclosed in Sigma’s filings with the SEC, in October 2023 Sigma entered into an Asset Purchase Agreement, pursuant to which it has agreed to sell its historic business to Divergent Technologies, Inc. The sale is expected to be completed in January 2023, at which time the NextTrip business will become the sole business of the company.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors, including approval of the corporate name change and authorized share increase by Sigma shareholders, risks relating to the Acquisition and the closing of the proposed asset sale to Divergent. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, Sigma’s ability to obtain shareholder approval of the name change and authorized share increase, the completion of the asset sale, amongst other things. Sigma disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise, except as required by applicable law. For additional information regarding risks and uncertainties that could impact Sigma’s forward-looking statements, please see disclosures contained in the Definitive Proxy Statement filed by Sigma with the SEC on December 1, 2023 and Sigma’s other filings with the SEC, including the “Risk Factors” in Sigma’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and which may be viewed at www.sec.gov.

Contacts

Chris Tyson

Executive Vice President

MZ Group - MZ North America

949-491-8235

SASI@mzgroup.us

www.mzgroup.us